EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sunworks, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers, does hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 13, 2023

/s/ Gaylon Morris
Gaylon Morris
Former Chief Executive Officer* (Principal Executive Officer)

November 13, 2023

/s/ Jason Bonfigt
Jason Bonfigt
Chief Financial Officer (Principal Financial and Accounting Officer)

These certifications are not be deemed “filed” by the registrant for purposes of Section 18 of the Securities and Exchange Act of 1934, and are not to be incorporated by reference into any of the registrant’s filings under the Securities Act of 1933 or the Exchange Act of 1934, whether made before or after the date of the Quarterly Report on Form 10-Q of Sunworks, Inc., irrespective of any general incorporation language contained in any such filing.

*As former Chief Executive Officer and a consultant, Mr. Morris is performing the functions of a principal executive officer